Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  City National Rochdale High Yield Alternative Strategies Fund LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the City National Rochdale High Yield Alternative Strategies Fund LLC for the year ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the City National Rochdale High Yield Alternative Strategies Fund LLC for the stated period.

/s/ Garrett R. D’Alessandro President, City National Rochdale High Yield Alternative Strategies Fund LLC	/s/ Mitchell Cepler Mitchell Cepler Treasurer, City National Rochdale High Yield Alternative Strategies Fund LLC
Dated: June 3, 2019	Dated: June 3, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by City National Rochdale High Yield Alternative Strategies Fund LLC for purposes of Section 18 of the Securities Exchange Act of 1934.